EXHIBIT 99
NEWS RELEASE
For Immediate Release / October 23, 2003
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


                       STRONG OPERATING PERFORMANCE DRIVES
                     AMERICAN ECOLOGY THIRD QUARTER EARNINGS

                    QUARTERLY NET PROFIT REACHES $3.5 MILLION

BOISE, Idaho - Jim Baumgardner, Senior Vice President and Chief Financial Officer of American Ecology Corporation [NASDAQ: ECOL], today announced financial results for the three and nine months ending September 30, 2003. For the quarter ended September 30, 2003, the Company reported net income of $3.5 million or $0.20 per fully diluted share, a 218% increase over net income of $1.1 million or $0.06 per diluted share for the quarter ending September 30, 2002.

"The significant growth in quarterly earnings reflects continued strong performance at our Grand View, Idaho disposal facility and improved disposal volumes shipped to our other disposal facilities," Baumgardner stated.

THIRD QUARTER 2003
------------------

Revenue for the third quarter of 2003 increased 57%, reaching $17.3 million compared to the $11.0 million reported for the same quarter last year. A large remediation project shipped to the Company's Grand View, Idaho disposal facility and revenue increases at the Company's Richland, Washington and Robstown, Texas disposal facilities accounted for the quarterly increase in revenue.

Gross profit increased 52%, reaching $7.0 million or 40% of revenue compared to a gross profit of $4.6 million or 42% of revenue in the third quarter of 2002. The slight decline in gross margin reflects a larger percentage of quarterly revenue from low-margin transportation services on the large remedial project shipped to Grand View, Idaho during the quarter.

Selling, general & administrative expenses (SG&A) for the third quarter increased to $3.3 million or 19% of revenue, compared to $2.7 million, or 25% of revenue in the same quarter last year. This increase primarily reflects higher insurance and personnel costs. Despite higher quarterly SG&A costs, higher revenue and gross profit allowed the Company to post an operating profit from continuing operations of $3.6 million during the quarter compared to the $1.9 million operating profit posted during the same quarter last year, an 89% increase.

At the Company's Oak Ridge facility, $400,000 of additional expense was incurred during the quarter for final settlement with the Company's local union, a 1998 workers compensation claim and an ongoing contract dispute. As previously announced, the Company has entered into a non-binding letter of intent with a prospective buyer who has continued to perform due diligence during the third quarter. This due diligence is taking place concurrently with radiation survey work at the site following removal of all customer waste during the first half of the year.

9 MONTHS YEAR-TO-DATE 2003
--------------------------

Revenue for the first nine months of 2003 reached $40.1 million compared to $35.1 million for the first nine months of

2002. The increase in nine month revenue resulted from the strong third quarter performance, overcoming lower year-to-date revenue in the first half of 2003.

Year-to-date gross profit reached $17.7 million or 44% of revenue compared to a gross profit of $16.6 million or 47% of revenue for the first nine months of 2002.

For the nine months ending September 30, 2003, the Company reported a net loss of $11.7 million or ($0.71) per share, compared to net income of $19.2 million or $1.19 per diluted share for the same nine months last year. A series of large one-time events in the first half of both years caused this large swing in reported earnings. In 2002, the Company recognized a cumulative effect gain of $13.1 million in implementing a new standard governing accounting for disposal site closure obligations. In 2003, the Company wrote off $21 million following an adverse trial court ruling in its Ward Valley, California damages claim. The Company also expensed $1.8 million in legal fees associated with the Ward Valley litigation, posted a $5 million gain from the sale of its former El Centro, Texas municipal waste landfill, and expensed an additional $2.4 million for discontinued operations in Oak Ridge, Tennessee.

For the nine months ending September 30, 2003, SG&A increased to $11.1 million or $2.7 million higher than the nine months in 2002. This was primarily due to $1.8 million in Ward Valley legal expenses, higher insurance premiums, and costs associated with implementing centralized accounting and information systems.

FINANCIAL METRICS AND OTHER FINANCIAL INFORMATION
-------------------------------------------------

At September 30, 2003, the Company reported $6.5 million in cash on hand, $7.3 million of working capital, and no balance on its $6 million line of credit. During 2003, the Company has proactively managed its capital structure by retiring preferred stock, and refinancing and reducing debt. As a result, the Company has reduced its borrowed funds by $4.8 million, reduced interest expense by $507,000, and reduced the Company's weighted average cost of debt from 8.0% to 3.7% since September 30, 2002.

During the third quarter of 2003, the Company completed construction of a new $4.5 million disposal cell at its Grand View, Idaho facility as well as smaller capital projects at other facilities. Through September 30, 2003 the Company has spent $5.1 million on capital projects, primarily on development of the new Idaho disposal capacity.

"We have successfully executed our financial strategy of growing earnings by leveraging the fixed costs of our disposal facilities, controlling spending, reducing debt, and focusing on cash flow," Baumgardner concluded.

"While it is too early to conclude that disposal volumes are increasing nationally, American Ecology captured significant additional disposal volume and revenue in the quarter just ended," stated President and Chief Executive Officer Stephen Romano, concluding, "We believe our market position and cost structure will allow us to compete effectively and generate solid earnings in future periods"

The Company's third quarter 2003 investor conference call will be held Monday, October 27, 2003 at 10:00 am Mountain Time. President and Chief Executive Officer Stephen Romano, Senior Vice President and Chief Financial Officer Jim Baumgardner, and Vice President and Controller Michael Gilberg will host the call. Interested parties may submit questions in advance to INFO@AMERICANECOLOGY.COM, or by facsimile to 208-331-7900. To join the call,
------------------------
dial 1-877-679-9055.  Participants will be asked to provide their name and
     --------------
affiliation.

American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions and petro-chemical facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company can successfully implement its growth strategy, generate continued or improved earnings, exit or sell its Oak Ridge facility without incurring additional unreserved costs, or prevail in pending litigation. For information on other factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

                                       ###


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
                                                  AMERICAN ECOLOGY CORPORATION
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (Unaudited)
                                              ($ in 000's except per share amounts)

                                                                   Three Months Ended Sept 30,     Nine Months Ended Sept 30,
                                                                       2003            2002            2003            2002
                                                                  --------------  --------------  --------------  --------------
                                                                                    (Restated)                      (Restated)
Revenue                                                           $      17,324   $      11,048   $      40,115   $      35,077
Direct operating costs                                                   10,383           6,417          22,423          18,433
                                                                  --------------  --------------  --------------  --------------

Gross profit                                                              6,941           4,631          17,692          16,644
Selling, general and administrative expenses                              3,302           2,691          11,088           8,439
                                                                  --------------  --------------  --------------  --------------
Income from operations                                                    3,639           1,940           6,604           8,205

Interest income                                                             312               7             334              31
Interest expense                                                             60             221             219             726
Loss on write off of Ward Valley facility development costs                  --              --          20,951              --
Other income (loss)                                                          20              35             113            (290)
                                                                  --------------  --------------  --------------  --------------

Net income (loss) before income tax, discontinued operations,
and cumulative effect of change in accounting principal                   3,911           1,761         (14,119)          7,220
Income tax expense (benefit)                                                 18            (226)             73            (226)
                                                                  --------------  --------------  --------------  --------------

Net income (loss) before discontinued operations and cumulative
effect of change in accounting principal                                  3,893           1,987         (14,192)          7,446
Gain (loss) from discontinued operations - El Centro Landfill               (15)            178           4,945             497
(Loss) from discontinued operations - Oak Ridge LLRW Facility              (400)         (1,099)         (2,429)         (1,898)
                                                                  --------------  --------------  --------------  --------------

Net Income (loss) before cumulative effect of change in
accounting principle                                                      3,478           1,066         (11,676)          6,045
Cumulative effect of change in accounting principle                          --              --              --          13,141
                                                                  --------------  --------------  --------------  --------------

Net income (loss)                                                         3,478           1,066         (11,676)         19,186
Preferred stock dividends                                                    --             100              64             297
                                                                  --------------  --------------  --------------  --------------

Net income (loss)  available to common shareholders               $       3,478   $         966   $     (11,740)  $      18,889
                                                                  ==============  ==============  ==============  ==============

Basic earnings (loss) from continuing operations                            .23             .12            (.86)            .51
Basic earnings (loss) from discontinued operations                         (.02)           (.06)            .15            (.10)
Basic earnings from cumulative effect of accounting change                   --              --              --             .92
                                                                  --------------  --------------  --------------  --------------
Basic earnings (loss) per share                                   $         .21   $         .06   $        (.71)  $        1.33
                                                                  ==============  ==============  ==============  ==============

Diluted earnings (loss) from continuing operations                          .22             .12            (.86)            .45
Diluted earnings (loss) from discontinued operations                       (.02)           (.06)            .15            (.09)
Diluted earnings from cumulative effect of accounting change                 --              --              --             .83
                                                                  --------------  --------------  --------------  --------------
Diluted earnings (loss) per share                                 $         .20   $         .06   $        (.71)  $        1.19
                                                                  ==============  ==============  ==============  ==============

Dividends paid per common share                                   $          --   $          --   $          --   $          --
                                                                  ==============  ==============  ==============  ==============

Note: Certain reclassifications of prior quarter and previous year-to-date amounts have been made to conform to current quarter and year-to-date presentation, none of which affect previously reported net income.

                                              AMERICAN ECOLOGY CORPORATION
                                               CONSOLIDATED BALANCE SHEETS
                                  (Unaudited) ($ in 000's except per share amounts)

                                                                            September 30, 2003    December 31, 2002
                                                                           --------------------  -------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                $             6,503   $              135
  Receivables, net                                                                      13,425               10,460
  Income taxes receivable                                                                    1                  740
  Prepayments and other                                                                  1,257                  498
  Deferred income taxes                                                                     --                2,745
  Assets held for sale or closure                                                        1,845               10,722
                                                                           --------------------  -------------------
    Total current assets                                                                23,031               25,300

Cash and investment securities, pledged                                                    244                  244
Property and equipment, net                                                             28,017               26,998
Facility development costs                                                               6,478               27,430
Deferred income taxes                                                                    8,284                5,539
Other assets                                                                                53                  129
Assets held for sale or closure                                                          2,254                1,485
                                                                           --------------------  -------------------
    Total Assets                                                           $            68,361   $           87,125
                                                                           ====================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long term debt                                        $             1,494   $            1,985
  Accounts payable                                                                       3,599                2,192
  Accrued liabilities                                                                    6,080                4,166
  Accrued closure and post closure obligation, current portion                             882                  882
  Income taxes payable                                                                      --                   23
  Current liabilities of assets held for sale or closure                                 3,662                7,965
                                                                           --------------------  -------------------
    Total current liabilities                                                           15,717               17,213

Revolving line of credit                                                                    --                  603
Long term accrued liabilities                                                              470                2,372
Long term debt                                                                           4,567                5,972
Accrued closure and post closure obligation, excluding current portion                   9,364                9,318
Liabilities of assets held for sale or closure, excluding current portion                5,114                5,699
                                                                           --------------------  -------------------
    Total liabilities                                                                   35,232               41,177
                                                                           --------------------  -------------------

Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock, 1,000,000 shares authorized,
    Designated as follows:
      Series D cumulative convertible preferred stock, $.01 par value,
      0 and 100,001 shares issued and outstanding;                                          --                    1
  Common stock, $.01 par value, 50,000,000 authorized, 16,967,946
    and 14,539,264 shares issued and outstanding                                           170                  145
  Additional paid-in capital                                                            54,686               55,789
  Accumulated deficit                                                                  (21,727)              (9,987)
                                                                           --------------------  -------------------
    Total stockholders' equity                                                          33,129               45,948
                                                                           --------------------  -------------------
Total Liabilities and Stockholders' Equity                                 $            68,361   $           87,125
                                                                           ====================  ===================

Note: Certain reclassifications of prior quarter and previous year-to-date amounts have been made to conform to current quarter and year-to-date presentation, none of which affect previously reported net income.


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